Exhibit 2.1
AMENDMENT NO. 1 TO THE
TRANSACTION AGREEMENT AND PLAN OF MERGER
     AMENDMENT NO. 1 (this “Amendment”) dated as of November 21, 2008 to the TRANSACTION AGREEMENT AND PLAN OF MERGER dated as of May 7, 2008 (the “Transaction Agreement”), by and among Clearwire Corporation, a Delaware corporation (“Clearwire”), Sprint Nextel Corporation, a Kansas corporation (“Sprint”), Comcast Corporation, a Pennsylvania corporation (“Comcast”), Time Warner Cable Inc., a Delaware corporation (“TWC”), Bright House Networks, LLC, a Delaware limited liability company (“BHN”), Google Inc., a Delaware corporation (“Google”), and Intel Corporation, a Delaware corporation (“Intel”), and together with Comcast, TWC, BHN, Google, Sprint and Clearwire, the “Parties”). Capitalized terms that are used but not otherwise defined herein have the meanings ascribed to such terms in the Transaction Agreement and all Section references in this Amendment are to Sections of the Transaction Agreement unless otherwise specified.
     ACCORDINGLY, for good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the Parties agree as follows:
     Section 1. Amendment to Exhibit I. Exhibit I to the Transaction Agreement is hereby amended and restated in its entirety to read as set forth in Exhibit I attached hereto.
     Section 2. Amendments to Section 2.5. The Parties desire to clarify Section 2.5 of the Transaction Agreement to eliminate any potential ambiguities. Accordingly, Section 2.5 of the Transaction Agreement is hereby amended as follows:
          (i) Subsection (a) is hereby amended and restated in its entirety to read as follows:
“(a) Each share of Clearwire Class A Common Stock will be canceled and retired and cease to exist and will be converted into the right to receive one share of Class A Common Stock (the “Merger Consideration”); except that to the extent that any shares of Class A Common Stock are issued in exchange for unvested shares of restricted Clearwire Class A Common Stock that were granted to Clearwire employees under Clearwire Stock Option Plans or otherwise, those shares of Class A Common Stock will continue to have substantially the same terms and conditions as applied to the corresponding restricted shares immediately before the Effective Time;”
          (ii) The following shall be inserted as new subsection (b) and the remaining paragraphs in Section 2.5 shall be renumbered accordingly:
“(b) Each Clearwire restricted stock unit will be canceled and retired and cease to exist and will be converted into the right to receive one NewCo restricted stock unit and those NewCo restricted stock units will continue to have substantially the same terms and conditions as applied to the corresponding Clearwire restricted stock units immediately before the Effective Time;”

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     Section 3. References. Each reference in the Transaction Agreement to “hereof,” “hereunder,” “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Transaction Agreement shall from and after the effective date of this Amendment refer to the Transaction Agreement as amended hereby, except in any instance in the Transaction Agreement where any such reference relates to the original date of the execution of the Transaction Agreement in which instance each such reference shall relate to the Transaction Agreement before giving effect to this Amendment.
     Section 4. Miscellaneous. Section 14.4 of the Transaction Agreement is hereby incorporated by reference into this Amendment and shall apply to this Amendment equally as if set forth fully herein. Except as expressly amended hereby, the Transaction Agreement shall remain in full force and effect.
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     IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first written above.

CLEARWIRE CORPORATION
By	/s/ Hope Cochran
Hope Cochran
Vice President, Finance and Treasurer

[Signature page to Amendment No. 1 to the Transaction Agreement and Plan of Merger by and
among Clearwire Corporation, Sprint Nextel Corporation, Comcast Corporation, Time Warner
Cable Inc., Bright House Networks, LLC, Google Inc. and Intel Corporation]

SPRINT NEXTEL CORPORATION
By	/s/ Keith O. Cowan
Keith O. Cowan
President of Strategic Planning and Corporate Initiatives

[Signature page to Amendment No. 1 to the Transaction Agreement and Plan of Merger by and
among Clearwire Corporation, Sprint Nextel Corporation, Comcast Corporation, Time Warner
Cable Inc., Bright House Networks, LLC, Google Inc. and Intel Corporation]

COMCAST CORPORATION
By	/s/ Robert S. Pick
Robert S. Pick
Senior Vice President

[Signature page to Amendment No. 1 to the Transaction Agreement and Plan of Merger by and
among Clearwire Corporation, Sprint Nextel Corporation, Comcast Corporation, Time Warner
Cable Inc., Bright House Networks, LLC, Google Inc. and Intel Corporation]

TIME WARNER CABLE INC.
By	/s/ Satish Adige
Satish Adige
Senior Vice President, Investments

[Signature page to Amendment No. 1 to the Transaction Agreement and Plan of Merger by and
among Clearwire Corporation, Sprint Nextel Corporation, Comcast Corporation, Time Warner
Cable Inc., Bright House Networks, LLC, Google Inc. and Intel Corporation]

BRIGHT HOUSE NETWORKS, LLC
By	/s/ Leo Cloutier
Leo Cloutier
Senior Vice President, Strategy & Development

[Signature page to Amendment No. 1 to the Transaction Agreement and Plan of Merger by and
among Clearwire Corporation, Sprint Nextel Corporation, Comcast Corporation, Time Warner
Cable Inc., Bright House Networks, LLC, Google Inc. and Intel Corporation]

GOOGLE INC.
By	/s/ Kent Walker
Kent Walker
Vice President and General Counsel

[Signature page to Amendment No. 1 to the Transaction Agreement and Plan of Merger by and
among Clearwire Corporation, Sprint Nextel Corporation, Comcast Corporation, Time Warner
Cable Inc., Bright House Networks, LLC, Google Inc. and Intel Corporation]

INTEL CORPORATION
By	/s/ Arvind Sodhani
Arvind Sodhani
Executive Vice President President, Intel Capital

CLEARWIRE CORPORATION
By	/s/ Hope Cochran
Hope Cochran
Vice President, Finance and Treasurer

[Signature page to Amendment No. 1 to the Transaction Agreement and Plan of Merger by and
among Clearwire Corporation, Sprint Nextel Corporation, Comcast Corporation, Time Warner
Cable Inc., Bright House Networks, LLC, Google Inc. and Intel Corporation]